                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Paragon Corporate Holdings Inc. and A.B. Dick Company (The Predecessor Company) dated February 27, 1998, except for Note J as to which the date is April 1, 1998, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-51569) and related Prospectus of Paragon Corporate Holdings Inc. for the registration of $115,000,000 in Senior Notes due 2008.


                                   /s/ Ernst & Young LLP


Cleveland, Ohio
July 16, 1998

                                                                    Exhibit 23.2

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Curtis Industries, Inc. and Subsidiaries dated February 27, 1998, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-51569) and related Prospectus of Paragon Corporate Holdings Inc. for the registration of $115,000,000 in Senior Notes due 2008.


                                       /s/ Ernst & Young LLP


Cleveland, Ohio
July 16, 1998